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                                                                    EXHIBIT 21.0



    Subsidiaries of FLIR Systems, Inc.
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        .  FLIR Systems AB, a Swedish Corporation

        .  FLIR Systems Boston, Inc., a Delaware Corporation

        .  FSI Automation, Inc., a Washington Corporation

        .  FSI International, Inc., a Barbados Corporation

        .  FLIR Systems, Ltd., a Canadian Corporation

        .  FLIR Systems International, Ltd., a United Kingdom Corporation

        .  FLIR Systems Limited, a United Kingdom Corporation





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